                      FINAL PROPERTY DAMAGE SETTLEMENT AGREEMENT


         Agreement (the "Agreement") dated as of March 22, 1996 among Manville Corporation (the "Company"), Manville Property Damage Settlement Trust (the "PD Trust") and Manville Personal Injury Settlement Trust (the "PI Trust").

         WHEREAS, the Company, as successor to the Trustors for such purpose, and the PD Trustees wish to, subject to the conditions set forth herein, amend the Manville Property Damage Settlement Trust Agreement dated as of November 28, 1988 as provided in the form of Amended and Restated Manville Property Damage Settlement Trust Agreement attached hereto as Exhibit A (the "Revised PD Trust Agreement");

         WHEREAS, the Company, the PD Trust and the PI Trust wish to, subject to the conditions set forth herein, amend the Amended and Restated Property Damage Supplemental Agreement dated as of November 15, 1990 as provided in the form of Second Amended and Restated Property Damage Supplemental Agreement attached hereto as Exhibit B (the "Revised PD Supplemental Agreement");

         WHEREAS, the parties hereto wish to provide for the other matters set forth herein; and

         WHEREAS, the Selected Representatives for the PD Beneficiaries have been consulted and have given their consent with respect to this Agreement and the transactions contemplated hereby;

         NOW THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:



                                      ARTICLE I

                                     DEFINITIONS


         Unless the context requires otherwise, all capitalized terms not otherwise defined herein have the meanings assigned to them in Exhibit A to the Manville Personal Injury Settlement Trust Amended and Restated Supplemental Agreement dated as of November 15, 1990.

                                      ARTICLE II

                                    FINAL PAYMENT


         2.01. FINAL PAYMENT OBLIGATIONS. In consideration of the agreements contained herein and execution of the Revised PD Trust Agreement and the Revised PD Supplemental Agreement each dated as of the date hereof, the Company shall pay $14,250,000 to the PD Trust as provided in Section 2.02(a) and shall pay the Tax Reserve (as defined below) to the PD Trust as provided in Section 4.05.

         2.02. CLOSING. (a) The delivery of the items set forth in Section 2.02(b) (the "Closing") shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 a.m. on the fifth Business Day following the satisfaction of the conditions set forth in Section
2.03 (the "Closing Date"). At the Closing the Company shall deliver to the PD Trust the following:

         (i) $4,000,000 in immediately available funds by wire transfer to an account of the PD Trust with a bank designated by the PD Trust, by notice to the Company not later than two Business Days prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of the PD Trust), and

         (ii) a non-interest-bearing installment note, substantially in the form attached hereto as Exhibit C, in the principal amount of $10,250,000 payable in two installments: the first installment in the amount of $4,000,000 payable on the first anniversary of the Closing Date and the second installment in the amount of $6,250,000 payable on the second anniversary of the Closing Date (the "Installment Note").

         (b)  On the Closing Date:

         (i) the Company shall execute and deliver to the PD Trust (A) the Revised PD Trust Agreement, (B) the Revised PD Supplemental Agreement, (C) the Installment Note and (D) a General Release in the form attached hereto as Exhibit D;

        (ii) the Company shall execute and deliver to the PI Trust the Revised PD Supplemental Agreement;

       (iii) the PD Trust shall execute and deliver to the Company (A) the Revised PD Trust Agreement, (B) the Revised PD Supplemental Agreement, and
    (C) a General Release in the form attached hereto as Exhibit D;

        (iv) the PD Trust shall execute and deliver to the PI Trust (A) the Revised PD Supplemental Agreement and (B) a General Release in the form attached hereto as Exhibit D;

         (v) the PI Trust shall execute and deliver to each of the PD Trust and the Company the Revised PD Supplemental Agreement; and

        (vi) the PI Trust shall execute and deliver to the PD Trust a General Release in the form attached hereto as Exhibit D.

The transactions and events described in this Section 2.02 shall be deemed to have occurred simultaneously with one another.

         2.03. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE PI TRUST. The respective obligations of the Company and the PI Trust on the Closing Date are subject to the satisfaction (or waiver in writing by the Company or the PI Trust, as the case may be) of each of the following conditions precedent:

         (a) receipt by the Company and the PI Trust of written evidence, in form and substance satisfactory to each of the Company and the PI Trust, of the consent of the Selected Representatives of the PD Beneficiaries and any other consents required to be obtained by the PD Trust with respect to the execution, delivery and performance by the PD Trust of this Agreement and the agreements and instruments set forth as Exhibits hereto; and

         (b) the entry by the Court of an unstayed order approving this Agreement, the Revised PD Trust Agreement and the Revised PD Supplemental Agreement, which order shall be a Final Order; PROVIDED HOWEVER, that if no objection, motion for reconsideration, motion of the type referred to in Federal Rule of Bankruptcy Procedure 8002(b) or (c) (an "8002 Motion") or appeal or like application to the Court's granting of such order is duly made by a third party before the tenth day following the entry by the Court of such order, such order shall be deemed to be a Final Order upon the expiration of such ten-day period; PROVIDED FURTHER, that if an objection, motion for reconsideration, 8002 Motion or appeal or like application is made prior to the expiration of such period, such order by the Court shall nevertheless be deemed to be a Final Order unless either the Company or the PI Trust, after consultation with the other parties hereto, reasonably and in good faith determines, after review of such objection, motion for reconsideration, 8002 Motion or appeal or like application, that the Closing should not proceed until such agreements are approved by a Final Order and the party that has made such determination shall have given the other parties written notice of such determination within 35 days after the granting of such order, in which case the condition set forth in this paragraph (b) shall not be deemed satisfied until such time as the agreements are approved by a Final Order or such objection, motion for reconsideration, 8002 Motion or appeal or like application is earlier resolved, withdrawn or abandoned; and

         (c) the delivery by the PD Trust to the Company or the PI Trust (as the case may be) of an opinion of counsel substantially in the form attached hereto as Exhibit E.

         2.04. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PD TRUST. The obligations of the PD Trust on the Closing Date are subject to the satisfaction (or waiver in writing by the PD Trust) of each of the following conditions precedent:

         (a) written evidence, in form and substance satisfactory to the PD Trust, of the consent of the Selected Representatives of the PD Beneficiaries and any other consents required to be obtained by the PD Trust with respect to the execution, delivery and performance by the PD Trust of this Agreement and the agreements and instruments set forth as Exhibits hereto;

         (b) the entry by the Court of an unstayed order approving this Agreement, the Revised PD Trust Agreement and the Revised PD Supplemental Agreement, which order shall be a Final Order; PROVIDED HOWEVER, that if no objection, motion for reconsideration, 8002 Motion or appeal or like application to the Court's granting of such order is duly made by a third party on or before the tenth day following the entry by the Court of such order, such order shall be deemed to be a Final Order upon the expiration of such ten-day period; PROVIDED FURTHER, that if an objection, motion for reconsideration, 8002 Motion or appeal or like application is made prior to the expiration of such period, such order by the Court shall nevertheless be deemed to be a Final Order unless the PD Trust, after consultation with the other parties hereto, reasonably and in good faith determines, after review of such objection, motion for reconsideration, 8002 Motion or appeal or like application, that the Closing should not proceed until such agreements are approved by a Final Order and the PD Trust shall have given the other parties written notice of such determination within 35 days after the granting of such order, in which case the condition set forth in this paragraph
(b) shall not be deemed satisfied until such time as the agreements are approved by a Final Order or such objection, motion for reconsideration, 8002 Motion or appeal or like application is earlier resolved, withdrawn or abandoned; and

         (c) the delivery by each of the Company and the PI Trust to the PD Trust of opinions of counsel substantially in the forms attached hereto as Exhibits E and F, respectively.


                                     ARTICLE III

                                 CONSENTS AND WAIVERS

         3.01. CONSENT OF THE PD TRUST. (a) The PD Trust hereby irrevocably and unconditionally consents to the following:

         (i) the redemption at any time of the Class 6 Interest Debentures, in accordance with Section 3.01 thereof; and

         (ii) the prepayment, repurchase, exchange of, or other discharge of the Company's obligations under the Second Bond for the sole benefit of the PI Trust, and the amendment or replacement of the Second Bond, on such terms as may be agreed by the Company and the PI Trust.

         (b) The PD Trust hereby irrevocably and unconditionally consents to and waives any rights of appeal from and shall, within two Business Days after the date hereof, irrevocably withdraw with prejudice any notice of appeal filed with respect to the order of the Court dated November 28, 1995 approving, among other things, the Profit Sharing Exchange Agreement entered into by the Company and the PI Trust (the "Exchange Agreement") and further irrevocably and unconditionally consents to, and agrees not to take any action to challenge, oppose, object to or seek to prevent, delay or affect in any manner, any of the transactions contemplated by the Exchange Agreement including, without limitation, any Disposition (as defined therein).

         (c) The parties hereto hereby agree that Section 4.01(a) of the PD Supplemental Agreement is hereby amended by adding a new second sentence to read as follows:

    In consideration of the final payment obligations of the Company to the PD Trust contained in the Final Property Damage Settlement Agreement, dated as of March 22, 1996, among the Company, the PD Trust and the PI Trust, the Annual PD Contingent Amount shall be computed to be zero for each Fiscal Year commencing with 1993 and such calculation shall be conclusive for the purposes of this Agreement, the Second Bond, the Other Agreements, the Plan and any Schedule, Annex or Exhibit to any of the foregoing.

         3.02. RELEASE OF LIABILITY OF THE COMPANY, THE TRUSTORS AND THE PI TRUST GENERALLY. (a) Upon the Closing Date, none of the Company, the Trustors or the PI Trust shall have any further obligation to or liability in respect of the PD Trust, the PD Trustees or the PD Beneficiaries other than as follows:

         (i) the Company's liability for the payments expressly required hereunder;

        (ii) the Company's obligation to cooperate with the PD Trust with respect to certain insurance matters as set forth in Section 2.05 of the Revised PD Supplemental Agreement; and

       (iii) the PI Trust's obligation to cooperate with the PD Trust with respect to certain insurance matters as set forth in Section 2.05 of the Revised PD Supplemental Agreement.

         (b) The provisions of Section 3.02(a) shall be implemented by the execution and delivery at the Closing of the releases described in Section 2.02(b).


                                      ARTICLE IV

                                 CERTAIN TAX MATTERS

         4.01. TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Federal Income Tax" means any tax imposed under Subtitle A of the Code, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto.

         "Company Tax Payment" means any Federal Income Tax of the PD Trust paid or payable by the Company in accordance with the provisions of Section 1807(a)(7)(C)(ii) of the Tax Reform Act of 1986.

         "Post-Closing Tax Period" means any tax period or portion thereof beginning after the Closing Date.

         "Pre-Closing Tax Period" means any tax period or portion thereof ending on or before the Closing Date.

         "Qualified Settlement Fund" means a fund, account, or trust (A) that satisfies the requirements of Treas. Reg. Section 1.468B-1(c), or any successor provisions thereto, and (B) to which the provisions of Section 1807(a)(7)(C) of the Tax Reform Act of 1986 do not apply.

         "Tax Reserve" means $750,000 reduced by (A) the excess of (x) the aggregate amount of Company Tax Payments (exclusive of interest, penalties, additions to tax and additional amounts attributable to the first $600,000 in tax liability) in respect of any Post-Closing Tax Period ending on or before December 31, 1998, over (y) $600,000, and (B) the aggregate amount of Company Tax Payments in respect of any Post-Closing Tax Period beginning on or after January 1, 1999, and increased by an amount equal to 6% per annum of the balance after taking into account any reductions described in (A) or (B).

         "PD Trust Indemnifiable Taxes" means the sum of (A) the excess of (x) the aggregate amount of Company Tax Payments (exclusive of interest, penalties, additions to tax and additional amounts attributable to the first $600,000 in tax liability) in respect of any Post-Closing Tax Period ending on or before December 31, 1998 over (y) the sum of $600,000 and any amount applied to reduce the amount of the Tax Reserve pursuant to clause (A) of the definition of Tax Reserve and (B) the amount of any Company Tax Payments in respect of any Post-Closing Tax Period beginning on or after January 1, 1999, to the extent that such Company Tax Payments are not applied to reduce the amount of the Tax Reserve pursuant to clause (B) of the definition of Tax Reserve.

         4.02.  TAX INDEMNITIES.

         (a) Pre-Closing Taxes. The Company shall indemnify the PD Trust against and hold the PD Trust harmless from any income taxes, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto, related to any Pre-Closing Tax Period.

         (b) Certain Post-Closing Taxes. The PD Trust shall indemnify the Company against and hold the Company harmless from any PD Trust Indemnifiable Taxes.

         (c) For purposes of this Article IV, in the case of any income taxes that are payable for a tax period that includes (but does not end on) the Closing Date, the portion of such tax related to the portion of such tax period ending on and including the Closing Date shall be deemed equal to the amount that would be payable if the relevant tax period ended on and included the Closing Date.

         4.03.  TAX STATUS OF PD TRUST.

         (a) The PD Trust agrees that, on or before the Status Change Date (as defined below) the PD Trust shall either (i) terminate, (ii) take such actions (including obtaining an order of the Court approving such actions) as may be required and as are reasonably acceptable to the parties hereto to reconstitute the PD Trust, as a Qualified Settlement Fund or otherwise, so that the Company shall have no liability for any Company Tax Payments for any Post-Closing Tax Period beginning on the day after the Status Change Date, or (iii) cause all income earning assets of the PD Trust that the PD Trust may hold at that time and at any time thereafter to consist solely of assets the income from which is exempt from Federal Income Tax.

         (b) The PD Trust shall not be deemed to have complied with the provisions of Section 4.03(a)(ii) of this agreement unless the Company and the PD Trust shall have jointly received a ruling from the Internal Revenue Service reasonably acceptable to the parties hereto, or an opinion of counsel reasonably acceptable to the parties hereto in form and substance reasonably acceptable to the parties hereto, to the effect that the actions taken to reconstitute the PD Trust are effective to relieve Company of any liability for Company Tax Payments for any Post-Closing Tax Period beginning on the day after the Status Change Date.


         (c) For purposes of this Section 4.03, "Status Change Date" shall mean a date no later than December 31, 1998; PROVIDED, HOWEVER, that if, within 30 days of December 31, 1997 the Company and the PI Trust shall each have received written notice from the PD Trust to the effect that, as of December 31, 1997, the PD Trust does not reasonably expect to terminate prior to December 31, 1998, the parties agree to negotiate in good faith to amend this Agreement and the Installment Note, if necessary, to extend the Status Change Date to a date up to but no later than December 31, 2000, upon terms mutually acceptable to the parties hereto, which terms shall include (i) the Company's retention of a tax reserve equal to 200% of the parties' mutually agreed estimate of the aggregate unpaid Company Tax Payments that are (1) payable out of the Tax Reserve or required to be indemnified by the PD Trust and (2) payable for Post Closing Tax Periods ending on or prior to such extended date, which retention, as the case may be, may require either (A) accelerating payment to the PD Trust of the portion of the balance of the Tax Reserve, if any, that exceeds such amount, or
(B) decreasing the balance of the amount due under the Installment Note by the amount, if any, by which the balance of the Tax Reserve at that time is less than such amount and increasing the amount of the Tax Reserve by a like amount, and (ii) agreement by the PD Trust to take such actions, if any, as the Company and the PI Trust jointly may reasonably request from time to time to eliminate the Company's liability for the PD Trust's federal income taxes to the extent that such elimination of liability of the Company will neither (x) cause a decrease in the PD Trust income nor (y) cause the federal income tax rate applicable to the PD Trust to increase to a rate higher than 15% per annum; PROVIDED HOWEVER, that nothing in this Section 4.03(c) shall require any party hereto to agree to an extension of the Status Change Date if such party in good faith determines that such extension would result in a material adverse effect to such party.

         4.04. RETURNS FILED AFTER THE CLOSING DATE. The PD Trust shall furnish to the Company for its review a copy of each Federal Income Tax return, including any amended return or estimated tax return, to be filed after the Closing Date for any Post-Closing Tax Period ending on or before the date the PD Trust shall be deemed to have complied with the provisions of Section 4.03(a)(ii) of this Agreement, no later than 60 days prior to the due date for filing any such return, including applicable extensions. If the Company objects to any item on any such return, it shall, within 15 days after receipt of such return, notify the PD Trust in writing that it so objects, specifying with particularity the item in question and the basis for such objection. If the Company and the PD Trust are unable to resolve such items by mutual agreement within 15 days after receipt by the PD Trust of such notice, the disputed items shall be resolved by a nationally recognized accounting firm

(the "Accounting Referee"), chosen by and mutually acceptable to the Company and the PD Trust. The Accounting Referee shall resolve any disputed item within 30 days of having the item referred to it, and its decision shall be final and binding upon the parties. The tax return which is subject to any such dispute shall not be filed until such dispute is resolved as provided above. The costs, fees and expenses of the Accounting Referee shall be borne equally by the Company and the PD Trust.

         4.05. PAYMENT OF TAX RESERVE. The Company agrees to pay the balance, if any, of the Tax Reserve to the PD Trust by wire transfer to an account of the PD Trust with a bank designated by the PD Trust, by notice to the Company, not later than 10 days following the receipt by the Company of the Federal Income Tax return of the PD Trust actually filed by the PD Trust for the taxable period during which the PD Trust shall have complied with the provisions of Section
4.03 of this Agreement, PROVIDED the PD Trust has complied with the terms of
Section 4.04 of this Agreement with respect to such Federal Income Tax return.






                                      ARTICLE V

                      REPRESENTATIONS, WARRANTIES AND COVENANTS

         5.01. AUTHORIZATION. Each of the parties hereto represents and warrants that (a) it has taken all necessary corporate or trust, as applicable, action to authorize its execution and delivery of, and performance of its obligations under, this Agreement and (b) this Agreement has been duly and validly authorized, executed and delivered by such party and, subject to approval of this Agreement by the Court, constitutes the valid and binding obligation of such party in accordance with its terms.

         5.02.  BEST EFFORTS; FURTHER ASSURANCES.   Each of the Company, the PD
Trust and the PI Trust agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to fulfill the conditions set forth in Section 2.03 and 2.04. Each party hereby agrees to execute, deliver and (as appropriate) file such further instruments and documents, and to take such further actions as may, in each case, be reasonably requested by another party hereto and as shall be necessary or appropriate to carry out, give effect to or evidence the transactions contemplated hereby and the consents and waivers granted and the other actions to be taken pursuant to the terms hereof.

         5.03. APPLICATION FOR COURT APPROVAL. The PD Trust shall, within 15 days after the date hereof, file an application (which shall have been approved by the Company and the PI Trust, which approval shall not be unreasonably withheld) with the Court seeking approval of this Agreement, the Revised PD Trust Agreement and the Revised PD Supplemental Agreement and shall thereafter diligently prosecute, support and defend such application. The PD Trust shall, where appropriate, state its support of such application and the transactions contemplated hereby and thereby in any communications to the PD Beneficiaries or representatives thereof with respect to such application and transactions.

                                      ARTICLE VI

                                    MISCELLANEOUS

         6.01. AMENDMENTS; WAIVER. This Agreement may be modified, supplemented or amended, or the provisions hereof waived only in writing, at any time and from time to time in writing signed by each party hereto.

         6.02. NOTICES. Any notices or other communications required or permitted in connection with this Agreement shall be in writing and delivered at the addresses designated below, or sent by telex or telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by one party to another in compliance with the terms hereof:

To the PD Trust:                            with a copy to (which shall not
                                            constitute notice):


Manville Property Damage                    Hughes Hubbard & Reed
 Settlement Trust                           One Battery Park Plaza
525 North Broadway                          New York, New York  10004
White Plains, New York  10603               Fax: (212) 422-4726
Attention: KURT SCHAFFIR                    Attention: THEODORE V.H. MAYER

To the Company:                             with copies to (which shall not
                                            constitute notice):



Manville Corporation                        Davis Polk & Wardwell
717 17th Street                             450 Lexington Avenue
Denver, Colorado  80202                     New York, New York  10017
Fax: (303) 978-4842                         Fax: (212) 450-4800
Attention: RICHARD B. VON WALD              Attention: L. GORDON HARRISS

                                            and

                                            Skadden, Arps, Slate
                                              Meagher & Flom
                                            919 Third Avenue
                                            New York, New York  10022
                                            Fax: (212) 735-2001
                                            Attention: FRANKLIN M. GITTES

To the PI Trust:                            with a copy to (which shall not
                                            constitute notice):


Manville Personal Injury                    Donovan Leisure Newton
 Settlement Trust                            & Irvine
P.O. Box 10415                              30 Rockefeller Plaza
8260 Willow Oaks Corporate                  New York, New York  10112
Drive -- Suite 600                          Fax: (212) 632-3315
Fairfax, VA  22031                          Attention: ANDREW J. TRUBIN
Fax: (703) 205-6249
Attention: DAVID T. AUSTERN


         All such notices and communications shall be effective when delivered at the designated addresses or when the telecopy communication is received at the designated addresses.

         6.03. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

         6.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         6.05. HEADINGS. The headings used in this Agreement are inserted for convenience only and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

         6.06. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         6.07. SURVIVAL OF COVENANTS AND AGREEMENTS. All covenants and agreements made in this Agreement or in certificates delivered pursuant hereto shall be deemed to have been relied upon by the party to whom made, notwithstanding any investigations heretofore or hereafter made by such party or on such party's behalf. Unless clearly worded otherwise all such covenants and agreements shall continue in full force and effect so long as this Agreement is in effect.

         6.08. ENTIRE AGREEMENT. The entire agreement of the parties relating to the subject matter of this Agreement is contained herein and in the Revised PD Supplemental Agreement and the Revised PD Trust Agreement, and supersedes any prior oral or written agreements concerning the subject matter hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                   MANVILLE CORPORATION


                   By:
                        ---------------------
                       Name:
                       Title:



                   MANVILLE PROPERTY DAMAGE
                       SETTLEMENT TRUST


                   By:                      , as Trustee
                        ---------------------
                       Name:


                   By:                      , as Trustee
                        ---------------------
                       Name:


                   By:                      , as Trustee
                        ---------------------
                       Name:



                   MANVILLE PERSONAL INJURY
                       SETTLEMENT TRUST


                   By:
                        ---------------------
                       Name:
                       Title: